Ex. 10-3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of the 23rd day of October, 2024 (the “Amendment Effective Date”), by and between STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Company”), and Jennifer L. Slater (the “Employee”).

WHEREAS, the Company and the Employee entered into an Employment Agreement dated June 11, 2024 and effective as of July 1, 2024 (the “Agreement”);

WHEREAS, pursuant to Section 19 of the Agreement, the Agreement may be amended by mutual written agreement of the Company and the Employee;

WHEREAS, the Company and the Employee desire to amend the Agreement as described in this Amendment; and

WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements which follow and other good and valuable consideration, effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:

1.
Section 6(f)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

(ii) For purposes of this Agreement, a “Change of Control” means the occurrence of any of the following events:

(A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 50% or more of either (I) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (C) of this Section 6(f)(ii); or

(B) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C) the consummation by the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (III) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D) the consummation of (I) a complete liquidation or dissolution of the Company or (II) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (a) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (c) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

All references in this Section 6(f)(ii) to common stock shall include, to the extent applicable, references to equity interests, and all references in this Section 6(f)(ii) to directors or board of directors shall include, to the extent applicable, references to any other applicable management body of a person.

2.
All other terms and conditions of the Agreement shall remain in full force and effect.
3.
This Amendment may be executed in one or more counterparts.

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IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed, effective as of the Amendment Effective Date.

EMPLOYEE By: /s/ Jennifer L. Slater Name: Jennifer L. Slater	STRATTEC SECURITY CORPORATION By: /s/ Dennis P. Bowe Title: Vice President and Chief Financial Officer